Exhibit 99.1

Russell M. Blau

Direct Phone: 202.373.6035

Direct Fax:     202.373.6001

russell.blau@bingham.com

January 14, 2008

Via Electronic Filing

Marlene H. Dortch, Secretary

Federal Communications Commission

445 12th Street, S.W.

Washington, D.C. 20554

Re:	WC Docket No. 06-159: Petition of Neutral Tandem, Inc. for Interconnection with Verizon Wireless Pursuant to Section 201(a) and 332(c)(1)(B) of the Communications Act of 1934, as amended

Dear Ms. Dortch:

On behalf of Neutral Tandem, Inc. (“Neutral Tandem”), Neutral Tandem hereby requests leave to withdraw, without prejudice, its Petition for Interconnection filed in the above-captioned docket on August 2, 2006. Neutral Tandem and Verizon Wireless have entered into a binding, non-discriminatory agreement establishing terms and conditions consistent with established intercarrier compensation rules for the physical connection of their respective networks, making it unnecessary for the time being for the Commission to order such interconnection under Section 201 of the Communications Act.

Neutral Tandem greatly appreciates the significant efforts of the Commission in encouraging and assisting the parties in coming to this result, which provides choice for competitive providers and increased reliability and diversity for the Public Switched Telephone Network, thus strengthening Homeland Security. As recognized by the New York Public Service Commission, the City of New York, the City of Chicago, Illinois Commissioner Lieberman, U.S. Representative Peter King, U.S. Senators Durbin and Obama, and numerous telecommunications carriers, hardening the Nation’s telecommunications infrastructure benefits all consumers.

Respectfully submitted,

/electronically signed/

Russell M. Blau

(a)	cc:	Daniel Gonzalez
Ian Dillner
Scott Deutchman
John Branscome
Angela Giancarlo
John Hunter
Scott Bergmann
Renee Crittendon
Wayne Leighton
Chris Moore
Ron Gavillet
Helgi Walker, Esq.
Peter McGowan (New York Public Service Commission)
Mitchel Ahlbaum (City of New York)
Mara S. Georges and Jack A Pace (City of Chicago)
Commissioner Robert Lieberman (Illinois Corporation Commissioner)
U.S. Representative Peter King
U.S. Senators Durbin and Obama